                           MUTUAL RELEASE AGREEMENT

    This Mutual Release Agreement dated as of December 1, 1995 ("Release") is entered into by and among Zapata Corporation, a Delaware corporation ("Zapata"), Cimarron Gas Holding Company, a Delaware corporation and wholly owned subsidiary of Zapata ("Cimarron"), Robert W. Jackson ("Jackson") and the Robert W. Jackson Trust ("Trust").

    WHEREAS, in connection with the separation of Mr. Jackson's employment with Cimarron and Zapata, the parties desire to compromise, settle and resolve all rights and obligations which each party may have pursuant to all contracts, agreements or benefit plans between or among the parties, as well as all controversies among them in order to bring peace and avoid the cost and settlement of litigation;

    NOW, THEREFORE, in consideration of the premises and the promises, covenants and representations contained herein, the parties agree a follows:

    1. Definitions. As used herein, the following terms shall have the following meanings:

       "Claims" means any and all theories of recovery of whatsoever nature, under any theory of strict liability, under any theory of contract, tort, negligence, gross negligence, recklessness, on account of personal injury or sickness, any theory or cause of action whether presently known or unknown, recognized by the law of any jurisdiction, and comprehensively includes, but is not limited to, actions, lawsuits, claims, causes of action, demands, liabilities, suits, and judgments, whether arising in tort, in contract, at law, in equity, at common law, under any federal, state, county or local statute or law, including but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, the Equal Pay Act, overtime and minimum wage claims under the Fair Labor Standards Act, 29 U.S.C. (s)(s)201, et seq., the Texas Commission of Human Rights Act, any violation of the Texas Labor Code, the Age Discrimination in Employment Act ("ADEA") 29 U.S.C. (s)(s)621 et seq., the Older Workers' Benefit Protection Act, the Employee Retirement Income Security Act, including but not limited to Section 510, 29 U.S.C. (s)1140; any federal or state civil rights law, including but not limited to violations of 42 U.S.C. (s)1981, intentional acts or omissions, actions for fraud, negligence, intentional infliction of emotional distress, libel, slander, defamation, breach of contract, quantum meruit, action in tort, promissory estoppel, reliance or negligent misrepresentation, and wrongful discharge.

        "Damages" means any and all elements of relief of recovery of whatsoever nature, whether known or now unknown, recognized by the law of any jurisdiction and comprehensively includes, but is not limited to, money damages of every description, including economic loss, property loss; personal injury; mental or emotional distress; attorneys' fees; prejudgment or postjudgment interest; costs; any injunctive or equitable relief, including specific performance; lost income; penalty wages; employee benefits of any kind whatsoever, including but not limited to benefits under an incentive plan, employee stock option plan or any other benefit plan; expenses; past or future loss of support, care, guidance, companionship, society, love, affection, household services, advice and counsel, pain and suffering, mental anguish, wage earning capacity; past and future medical expenses; punitive or exemplary damages; multiplication of compensatory damages under any theory whatsoever; front-pay; back-pay; and any other type of monetary relief whatsoever cognizable under any law.

  "Jackson/Trust and their Affiliates" means Jackson and the Trust, for and on behalf of themselves, their predecessors and successors and all related or affiliated legal or business entities, and all present and former trustees, beneficiaries, agents, insurers, attorneys and representatives. For purposes of this Release, Robert H. Parks, Jr., and James C. Jewett are not included within this definition.

  "Zapata/Cimarron and their Affiliates" means Zapata and Cimarron, for and on behalf of themselves, their subsidiary corporations, divisions, predecessors and successors, all related or affiliated legal or business entities, and all present and former stockholders, officers, directors, agents, employees, insurers, attorneys and representatives.

2. Releases.

  a. Releases by Jackson/Trust and Their Affiliates. Jackson and Trust, for and on behalf of Jackson/Trust and their Affiliates, in order to avoid litigation and its attendant costs and expenses and in consideration of the covenants of Zapata and Cimarron in Section 2(b) hereof, and for the payment to Jackson of $306,534.80 which will be paid on the first business day after January 1, 1996 (the "Payment Date") to Jackson by Zapata or Cimarron, and for other good and valuable consideration, receipt of which is hereby acknowledged, received from Zapata/Cimarron and their Affiliates, hereby release, acquit and forever discharge Zapata/Cimarron and their Affiliates of and from all Claims and/or Damages which Jackson/Trust and their Affiliates ever had, now have, or hereafter can, shall or may have which have arisen or may arise out of actions or circumstances which occurred prior to the date of this Release, against Zapata/Cimarron and their Affiliates of any nature whatsoever, including without limitation, any Claims and/or Damages which are in any way directly or indirectly on account of, relating to or arising out of, either prior to or after the date of this Release: (i) the agreements set forth on Schedule A (the "Terminated Agreements"), (ii) the Stock Purchase Agreement dated November 12, 1992 ("Stock Purchase Agreement") among Zapata, Jackson and the other parties thereto, and the transactions contemplated thereby, (iii) the Cimarron Incentive Appreciation Plan as established November 12, 1992, but effective as of September 30, 1992 (the "Cimarron Incentive Appreciation Plan"), (iv) Jackson's hiring and initiation of employment with Cimarron and Zapata; (v) his employment with Cimarron and Zapata; (vi) any acts (or omissions) or conduct connected with his employment or acts (or omissions) occurring (or not occurring) during his employment with Cimarron or Zapata; and (vii) his separation of employment with Cimarron and Zapata.

    b. Releases by Zapata/Cimarron and Their Affiliates. Zapata and Cimarron, for and on behalf of Zapata/Cimarron and their Affiliates, in order to avoid litigation and its attendant costs and expenses and in consideration of the covenants of Jackson and the Trust in Section 2(a) hereof and for other good and valuable consideration, receipt of which is hereby acknowledged, received from Jackson/Trust and their Affiliates, hereby release, acquit and forever discharge Jackson/Trust and their Affiliates of and from all Claims and/or Damages, which Zapata/Cimarron and their Affiliates ever had, now have or hereafter can, shall or may have which have arisen or may arise out of actions or circumstances which occurred prior to the date of this Release, against Jackson/Trust and their Affiliates of any nature whatsoever, including without limitation, any Claims or Damages which are in any way directly or indirectly, on account of, relating to or arising out of, either prior to or after the date of this Release: (i) the Terminated Agreements, (ii) the Stock Purchase Agreement and the transactions contemplated thereby, including, without limitation, any Claims or Damages arising from the damages incurred by Zapata or Cimarron in connection with the El Paso bankruptcy (the "El Paso Damages"),
  (iii) the Cimarron Incentive Appreciation Plan, (iv) Jackson's hiring and initiation of employment with Cimarron and Zapata; (v) Jackson's employment with Cimarron or Zapata; (vi) any acts (or omissions) or conduct connected with Jackson's employment or acts (or omissions) occurring (or not occurring) during his employment with Cimarron and Zapata; and (vii) Jackson's separation of employment with Cimarron and Zapata.

    c. Termination of Terminated Agreements. Each of the Terminated Agreements is hereby terminated and of no further force and effect. No duties of either party under the Terminated Agreements shall survive after the date of this Release and the parties agree that they have performed all required obligations thereunder. There are no other benefit agreements among the parties that are not set forth on Schedule A. However, Jackson will continue to have the rights of a terminated employee with respect to Cimarron's 401(k) plan and Cimarron's health insurance plan as may be provided for in such plans, and COBRA rights as may be provided for by law.

    d. No Further Participation in the Cimarron Incentive Appreciation Plan. Jackson/Trust and their Affiliates have no rights to participate in, and are entitled to no payments under, the Cimarron Incentive Appreciation Plan. Jackson confirms that he has previously received adequate written notice from Zapata pursuant to a letter dated October 19, 1995 regarding Jackson's right to pay to Zapata an "Additional Participant Investment" (as defined in Section 1.1(j) of the Cimarron Incentive Appreciation Agreement) and that Jackson has irrevocably declined and forever waived his right to make such payment.

  3. Resignation of all Positions by Jackson. In connection with the termination of the Employment Agreement listed on Schedule A, Jackson hereby resigns all of his director, officer or employee positions at Cimarron or Zapata or their affiliates.

  4. ADEA and Older Workers' Benefit Protection Act Waiver. Jackson represents that the statutory requirements for a waiver of his rights and claims under ADEA and under the

Older Workers' Benefit Protection Act have been satisfied. Specifically, Jackson acknowledges that:

    (i) this waiver and release is part of an agreement that is written in a manner calculated to be understood by Jackson and that he in fact understands the terms, conditions and effect of this Release;

    (ii) this Release refers to rights or claims arising under ADEA and the Older Workers' Benefit Protection Act;

    (iii) Jackson waives rights or claims only in exchange for consideration in addition to anything of value to which he is already entitled;

    (iv) Jackson was advised in writing to consult with an attorney prior to executing the Release;

    (v) Jackson has been given a period of at least 21 days within which to consider the Release and after consulting with counsel waives the twenty-one
  (21) day period in order that he may receive certain portions of the monetary considerations in this Release upon execution of this Release;

    (vi) this Release provides for a period of at least 7 days following execution of the Release in which Jackson may revoke by returning the full amount of all payments made hereunder to Jackson and the Trust to Zapata; and

    (vii) Jackson fully understands all of the terms of this waiver agreement and knowingly and voluntarily enters into this Release.

  To the extent such waiver of Claims under the ADEA and Older Workers' Benefit Protection Act is ineffective, the parties intend that the period between the date of this Agreement and the Payment Date shall constitute Jackson's 21 day period within which to consider, and the 7 day period within which to revoke, only that portion of the Release relating only to the release of Claims under the ADEA and the Older Workers' Benefit Protection Act. The acceptance by Jackson of the payment of $306,534.80 on the Payment Date pursuant to Section 2(a) hereof after such 28 day period shall be conclusive evidence of compliance with the expiration of such 21-day and 7-day periods.

  5. Covenant Not to Sue. The parties agree not to sue or cause to be instituted any action, hearing, charge or complaint in any federal, state or local agency or court or arbitration or mediation proceeding against each other relating to the Claims and/or Damages released by this Release.

  6. Confidentiality. The parties agree to keep the terms of this Release confidential. The parties agree not to disclose any of the contents of this Release to any third party, unless compelled to do so by court order or by law. Notwithstanding the foregoing, the parties may disclose the substance of this Release to their attorneys, partners, directors, officers and financial and tax advisors.

  7. Future Cooperation. Jackson and the Trust agree to cooperate fully with the Zapata/Cimarron and their Affiliates, and Zapata and Cimarron agree to cooperate fully with the Jackson/Trust and their Affiliates, and to take all additional actions which may be necessary to give full force and effect to this Release and its intent.

  8. No Admission. This Release is not and shall never be construed as an omission of liability, fault, or wrongdoing by Zapata/Cimarron and their Affiliates or Jackson/Trust and their Affiliates, each of whom specifically denies any liability, fault, or wrongdoing, but instead reflects a settlement and accord in satisfaction of contractual obligations and contested and disputed matters.

  9. Indemnification. Jackson and the Trust agree to indemnify and hold harmless Zapata/Cimarron and their Affiliates from and against, and shall reimburse Zapata/Cimarron and their Affiliates for, each loss, damage, injury or claim (including attorney's fees), imposed on or incurred by Zapata/Cimarron and their Affiliates which results from a breach of this Release by Jackson/Trust and their Affiliates. Zapata and Cimarron agree to indemnify and hold harmless Jackson/Trust and their Affiliates from and against, and shall reimburse Jackson/Trust and their Affiliates for, each loss, damage, injury or claim (including attorney's fees), imposed on or incurred by Jackson/Trust and their Affiliates which results from a breach of this Release by Zapata/Cimarron and their Affiliates.

  10. Warranty. Each of Jackson and the Trust represent and warrant to Zapata/Cimarron and their Affiliates, and each of Zapata and Cimarron represents and warrants to Jackson/Trust and their Affiliates, that there has been no assignment of any nature whatsoever to any party, in whole or in part, of any matter released hereby, and there are no liens, security interests or other encumbrances in or relating to any such matter.

  11. General. Each party acknowledges that it has been advised by legal counsel in connection with the execution of this Release, that this paragraph constitutes written notice of its right to be advised by legal counsel in connection with this Release, and that it understands its respective rights and obligations and that it freely, voluntarily and without coercion enters into this Release.

  All provisions of this Release are severable and if any provision or provisions hereof are found to be void as against public policy or for any other reason, or unenforceable, such finding shall not affect the validity of any other provision hereof.

  This Release contains the entire agreement between the parties and it completely supercedes any prior written or oral agreements or representations concerning the subject matter hereof. Any oral representation or modification concerning this Release shall be of no force or effect. This Release can be modified only by a writing signed by the parties to this Release.

    This Release shall be governed by and construed in accordance with the laws of the State of Texas.

    IN WITNESS WHEREOF, Jackson and the Trust, for and on behalf of Jackson/Trust and their Affiliates, and Zapata and Cimarron, for and on behalf of Zapata/Cimarron and their Affiliates, each has caused this Release to be executed as of the date first written above.


                               /s/ ROBERT W. JACKSON
                               -----------------------------------
                               ROBERT W. JACKSON


                               ROBERT W. JACKSON TRUST


                               By:  /S/ ROBERT W. JACKSON
                                  ---------------------------------
                                  ROBERT W. JACKSON, TRUSTEE



                               ZAPATA CORPORATION


                               By:  /S/ JOSEPH L. von ROSENBERG, III
                                  ---------------------------------
                                  JOSEPH L. von ROSENBERG, III
                                  Vice President, General Counsel and Secretary


                               CIMARRON GAS HOLDING COMPANY


                               By:  /S/ JOSEPH L. von ROSENBERG, III
                                  ---------------------------------
                                  JOSEPH L. von ROSENBERG, III
                                  Vice President, General Counsel and Secretary

                                  SCHEDULE A

1. Incentive Appreciation Agreement dated November 12, 1992, but effective as of the close of business on September 30, 1992, between Cimarron and Robert
    W. Jackson.

2. All Participation Agreements between Cimarron and Robert W. Jackson including, without limitation, those agreements dated August 24, 1995 and dated November 12, 1992, but effective as of the close of business September 30, 1992.

3. Corporate Governance Agreement dated November 12, 1992, but effective as of the close of business September 30, 1992, between Cimarron and Robert W. Jackson.

4. Employment Agreement dated November 12, 1992 but effective on September 30, 1992 (the "Employment Agreement") between Robert W. Jackson and Cimarron.

STATE OF OKLAHOMA    (S)
                     (S)
COUNTY OF TULSA      (S)

    As of December 1, 1995, before me, the undersigned authority, personally appeared Robert W. Jackson, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that such person executed the same for the purposes and consideration therein expressed, in the capacity stated, and as his act and deed.


                                      /s/ Glenna Nelson
                                      ----------------------------------
                                      NOTARY PUBLIC

My Commission Expires:
August 26, 1997

                                          Glenna Nelson
                                      ----------------------------------
                                      Printed or Typed Name


STATE OF TEXAS       (S)
                     (S)
COUNTY OF HARRIS     (S)

    As of December 1, 1995, before me, the undersigned authority, personally appeared Joseph L. von Rosenberg, III, the Vice President, General Counsel and Secretary of Zapata Corporation, a Delaware corporation, and Vice President, General Counsel and Secretary of Cimarron Gas Holding Company, a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that such person executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.




                                      /s/ Marina F. Castillo
                                      ----------------------------------
                                      NOTARY PUBLIC in and for
                                      Harris County, TEXAS

My Commission Expires:
December 6, 1996
------------------------

                                          Marina F. Castillo
                                      ----------------------------------
                                      Printed or Typed Name